Exhibit 99.2

RENTRAK CORPORATION

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IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on _______, 2016

Vote by Internet

- Go to **www.investorvote.com/RENT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger and Reorganization, dated as of September 29, 2015 (referred to herein as the merger agreement), by and among Rentrak, comScore, Inc. and Rum Acquisition Corporation, and approve the transactions contemplated by the merger agreement.	☐	☐	☐
2. To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Rentrak named executive officers and that is based on or otherwise relates to the merger agreement and merger.	☐	☐	☐
3. To approve the adjournment of the Rentrak special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and approve the transactions contemplated by the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name appears hereon. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on             , 2016: The Proxy Statement is available at http://investor.rentrak.com/

?IFYOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.?

Proxy — RENTRAK CORPORATION

One Airport Center 7700 N.E. Ambassador Place Portland, Oregon 97220

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF RENTRAK CORPORATION

To the Shareholders of Rentrak Corporation:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Rentrak Corporation, an Oregon corporation, will be held at Rentrak’s principal offices at One Airport Center 7700 N.E. Ambassador Place, Portland, Oregon 97220 on , 2016 at [a./p.]m., local time, to consider the following matters: Any action on the items of business described above may be considered at the special meeting at the time and on the date specified above or at any time and date to which the special meeting may be properly adjourned or postponed.

After careful consideration, the Rentrak board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of the Rentrak shareholders and has unanimously approved the merger agreement. The Rentrak board of directors unanimously recommends that the Rentrak shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

You are entitled to vote only if you were a holder of Rentrak common stock at the close of business on , 2015.

You are entitled to attend the special meeting only if you were a Rentrak shareholder as of the close of business on , 2015 or hold a valid proxy for the special meeting. The special meeting will begin promptly at             [a./p.]m., local time. Check-in will begin at             [a./p.]m., local time, and you should allow ample time for the check-in procedures.

Your vote is very important. Whether or not you plan to attend the special meeting, we encourage you to read the joint proxy statement/prospectus and submit your proxy or voting instructions for the special meeting as soon as possible. You may submit your proxy or voting instructions for the special meeting by completing, signing, dating and returning the proxy card or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, including via the Internet or telephone, please refer to the section entitled “The Rentrak Special Meeting” beginning on page 31 of the joint proxy statement/prospectus.

By Order of the Board of Directors of Rentrak Corporation,

David I. Chemerow, Chief Operating Officer, Chief Financial Officer and Secretary             , 2015 Portland, Oregon

            , 2015 Portland, Oregon